EXHIBIT 32.2

CERTIFICATIONS

I, Mark D. Gibbons, Chief Financial Officer (principal financial and accounting officer) of CNX Gas Corporation. (the “Registrant”), certify that to my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2007, of the Registrant (the “Report”):

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/  MARK D. GIBBONS
Mark D. Gibbons
Senior Vice President and Chief Financial Officer

Date: February 15, 2008